Exhibit 10.4
CENTENNIAL COMMUNICATIONS CORP.
Non-Qualified Stock Option Agreement
<<Date>>

Employee/Optionee:	<<Name>> <<Last_NAME>>

Number of shares of	<<Options>>
Common Stock subject
to this Agreement:
          Pursuant to the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan (the “Plan”), the Board of Directors of Centennial Communications Corp. (the “Company”) has granted to you on this date an option (the “Option”) to purchase in the aggregate, on the terms and subject to the conditions set forth herein, <<Options>> shares of the Company’s Common Stock, $.01 par value (“Common Stock”). Such shares (as the same may be adjusted as described in Section 10 below) are herein referred to as the “Option Shares”. The Option shall constitute and be treated at all times by you and the Company as a “non-qualified stock option” for Federal income tax purposes and shall not constitute and shall not be treated as an “incentive stock option” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The terms and conditions of the Option are set out below.
          1. Date of Grant. The Option is granted to you on <<Date>> (the “Grant Date”).
          2. Termination of Option. Your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) ten years from the Grant Date or (ii) the date provided in Section 8 below in the event you cease to be employed by the Company or any “Subsidiary” or “Parent” thereof (“Subsidiary” and “Parent” are defined herein as defined in the Plan).
          3. Option Price. The purchase price to be paid upon the exercise of the Option is $<<Price>> per share, the fair market value of a share of Common Stock (as determined by the Board of Directors of the Company) on the Grant Date (subject to adjustment as provided in Section 10 hereof).
          4. Vesting. Commencing on                      (one year anniversary of Grant Date) and on each of the three anniversaries of such date, in the event that you are employed on a full-time basis by the Company or any subsidiary or parent thereof on such date, you shall become entitled to exercise the Option with respect to 25% of the Option Shares (rounded to the nearest whole share) until the Option expires and terminates pursuant to Section 2 hereof.
          5. Additional Provisions Relating to Exercise. (a) Once you become entitled to exercise the Option (and purchase Option Shares) as provided in Section 4 hereof, such right will continue until the date on which such Option expires and terminates pursuant to Section 2 hereof, unless otherwise stipulated herein. Notwithstanding anything contained herein to the contrary, no new rights to exercise the Option with respect to any Option Shares shall be acquired under Section 4 hereof after the date on which you cease to be employed on a full-time basis by the Company or any Subsidiary or Parent thereof.
          (b) The Compensation Committee of the Board of Directors of the Company (the “Committee”), in its sole discretion, may at any time accelerate the time set forth in Section 4 at which the Option may be exercised by you with respect to any Option Shares.
          6. Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made in cash or by check or such other consideration acceptable to the Committee in its sole discretion. You may also exercise the Option in accordance with such other procedures adopted by the Committee from time to time.
          7. Transferability of Option. You may not transfer the Option (other than by will or the laws of descent and distribution). The Option may be exercised during your lifetime only by you.
          8. Termination of Employment. (a) In the event that (i) your employment by the Company or any Subsidiary or Parent thereof is terminated by such entity for “cause” or (ii) you terminate your employment by such entity for any reason whatsoever other than as a result of your death or disability, then the Option may only be exercised within one month after the date on which you ceased to be so employed, and only to the extent that you could have otherwise exercised the Option as of the date on which you ceased to be so employed.
          (b) In the event that you cease to be employed on a full-time basis by the Company or any Subsidiary or Parent thereof for any reason other than a termination specified in Section 8(a) above, then the Option may only be exercised within three months after the date on which you ceased to be so employed, and only to the extent that you could have otherwise exercised the Option as of the date on which you ceased to be so employed.
          (c) In the event that you cease to be employed on a full-time basis by the Company or any Subsidiary or Parent thereof by reason of a “disability”, then the Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

          (d) In the event that you die while employed by the Company or any Subsidiary or Parent thereof (or die within a period of one month after ceasing to be employed by the Company or any Subsidiary or Parent thereof for any reason described in Section 8(a) above, within a period of three months after ceasing to be so employed for any reason described in Section 8(b) above or within a period of one year after ceasing to be so employed for any reason described in Section 8(c) above), then the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.
          (e) Notwithstanding any provision contained in this Section 8 to the contrary, in no event may the Option be exercised to any extent by anyone after the tenth anniversary of the Grant Date.
          9. Representations. (a) You acknowledge receipt of a copy of the Information Statement Regarding the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan, prepared and distributed by the Company pursuant to the Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission on or about December 7, 1999 and November 28, 2001.
          (b) You further represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to withhold Federal, state or local taxes (including social security and Medicare taxes) in respect of any compensation income realized by you as a result of the exercise of the Option, which compensation income shall generally equal the excess of the fair market value of any Option Shares received upon exercise of the Option at the time of exercise over the exercise price of the Option. To the extent that the Company is required to withhold any such taxes, you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.
          10. Adjustment. (a) In the event that the Committee determines that dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder will occur as a result of any reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, distribution, declaration of any dividends (whether payable in Common Stock, cash or other property) or other similar transaction or event, the Committee shall, subject to the provisions of Section 10(c) below if the circumstances therein specified are applicable, make such equitable changes or adjustments as it deems necessary or appropriate in order to prevent such dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, to any or all of (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs, (ii) the number of shares of Common Stock to be acquired pursuant to an Award, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof. All such adjustments shall be effective, final, binding and conclusive on all persons.
          (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) with respect to or in exchange for Common Stock, then, subject to the provisions of Section 10(c) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.
          (c) Notwithstanding Sections 10(a) and 10(b) hereof, in the event of (i) any offer to holders of the Company’s Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an “Acquisition”), the Committee may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISO’s) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith) equal to the product of (A) the number of shares of Common Stock (the “Option Shares”) subject to the Options so cancelled multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.
          11. Continuation of Employment. Neither the Plan nor the Option shall confer upon you any right to continue in the employ of the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate your employment or other relationship with the Company or any Subsidiary or Parent thereof, as the case may be, at any time.

          12. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan, which are hereby incorporated herein by reference.
          13. General Provisions. (a) This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.
          (b) This Option Agreement and the Plan contain the entire agreement between the Company and you relating to the Option. Except as expressly provided in this Agreement or the Plan with respect to certain actions permitted to be taken by the Board of Directors of the Company or the Committee (as defined in the Plan) with respect to this Agreement and the terms of the Option, this Agreement may not be amended, modified, changed or waived other than by written instrument signed by the parties hereto.
          (c) This Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
          Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

CENTENNIAL COMMUNICATIONS CORP.

By	/s/ Michael J. Small

Michael J. Small
Chief Executive Officer
Accepted and Agreed to
as of << Date>>

<< Name >> <<Last_NAME>>

CENTENNIAL COMMUNICATIONS CORP.
STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
OPTION EXERCISE FORM
I,                                                                                  , a Participant under the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan (the “Plan”), do hereby exercise the right to purchase                      shares of Common Stock, $.01 par value, of Centennial Communications Corp. pursuant to the Option granted to me on <<Date>> under the Plan. Enclosed herewith is $                    , an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.

Date:

<< Name >> <<Last_NAME>>
Send a completed copy of this Option Exercise Form to:
Centennial Communications Corp.
Corporate Office
3349 Route 138, Bldg. A
Wall, New Jersey 07719
Attention: Chief Financial Officer